EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Experts” and to the use of our report dated July 22, 2005, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-125470) and related Prospectus of VistaPrint Limited for the registration of its common shares.

/s/  Ernst & Young LLP

Boston, Massachusetts

August 1, 2005